Exhibit 99.1

Eargo Reports Fourth Quarter and Full Year 2020 Financial Results

Provides Full Year 2021 Financial Guidance

Recent Highlights:

•	Net revenues of $22.4 million in the fourth quarter and $69.2 million for the full year of 2020, representing 110.8% and 110.9% increases, respectively, over the corresponding periods of 2019

•	Gross systems shipped of 12,096 in the fourth quarter and 38,243 for the full year of 2020, representing 67.7% and 67.8% increases, respectively, over the corresponding periods of 2019

•	Return accrual rate of 24.4% in the fourth quarter and 25.9% for the full year of 2020, representing a 9.6 and 9.0 percentage point improvement, respectively, over the corresponding periods of 2019

•

Gross margin of 70.6% in the fourth quarter and 68.4% for the full year of 2020, representing a 15.4 and 16.6 percentage point improvement, respectively, over the corresponding periods of 2019; non-GAAP gross margin of 70.8% in the fourth quarter and 68.5% for the full year of 2020 representing a 15.5 and 16.6 percentage point improvement, respectively, over the corresponding periods of 2019

•

Sales and marketing expense as a percent of net revenues of 69.2% in the fourth quarter and 71.6% for the full year of 2020, a 34.7 and 37.4 percentage point improvement, respectively, over the corresponding periods of 2019; non-GAAP sales and marketing expense as a percent of net revenues of 64.6% in the fourth quarter and 69.3% for the full year of 2020, a 38.8 and 39.1 percentage point improvement, respectively, over the corresponding periods of 2019

SAN JOSE, CA. February 25, 2021 – Eargo, Inc. (Nasdaq: EAR), a medical device company on a mission to improve the quality of life of people with hearing loss, today reported its financial results for the fourth quarter and full year ended December 31, 2020.

Christian Gormsen, President and CEO, said, “Our momentum through 2020 continued to accelerate in the fourth quarter with net revenue growth above 110% year over year. This growth was driven by strong performance of our national advertising, better than expected sales to customers with insurance coverage, and robust consumer demand during the holiday buying season.”

Mr. Gormsen continued, “The improved mix of customers contributed to gross margin of 70.6%, return accrual rate of 24.4% and non-GAAP sales and marketing as a percentage of revenues, of 64.6%, all company records. We are very pleased with this execution and believe our ability to achieve both growth and efficiency demonstrates the scalability of our business model.”

“Our performance in 2020 and the continued consumer acceptance of using telecare to solve for hearing loss gives us a high degree of confidence we can continue to help more people hear better in 2021. This is reflected in our full year 2021 revenue guidance of between $87 million and $93 million,” concluded Mr. Gormsen.

Fourth Quarter 2020 Financial Results

Net revenue was $22.4 million for the fourth quarter of 2020, compared to $10.6 million in the fourth quarter of 2019. The increase was driven by higher product volume, a higher average selling price, and a decrease in sales return accrual rate.

Gross profit for the fourth quarter of 2020 was $15.8 million compared to $5.9 million for the fourth quarter of 2019. Gross margin increased to 70.6% for the fourth quarter of 2020, compared with 55.2% for the fourth quarter of 2019. The increase was primarily due to higher average selling prices, driven by the shift in mix to our latest product innovation, Neo HiFi, a decrease in sales returns as a percentage of gross systems shipped, and lower cost of goods sold.

Total operating expenses were $25.7 million or 115.0% of net revenues, for the fourth quarter of 2020, compared with $18.8 million or 176.9% of net revenues, for the fourth quarter of 2019. The increase was primarily due to higher sales and marketing investments, personnel investments to scale the organization for growth, stock-based compensation and expenses related to being a public company.

Sales and marketing (S&M) expenses were $15.5 million or 69.2% of net revenues, for the fourth quarter of 2020, compared with $11.0 million or 103.9% of net revenues, for the fourth quarter of 2019.

Research and development (R&D) expenses were $4.2 million or 18.6% of net revenues, for the fourth quarter of 2020, compared with $4.1 million or 38.2% of net revenues, for the fourth quarter of 2019.

General and administrative (G&A) expenses were $6.1 million or 27.2% of net revenues for the fourth quarter of 2020, compared with $3.7 million or 34.8% of net revenues, for the fourth quarter of 2019.

Excluding stock-based compensation expense, non-GAAP operating expenses were $23.0 million, including R&D expenses of $3.9 million, S&M expenses of $14.4 million, and G&A expenses of $4.7 million.

Net loss attributable to common stockholders for the fourth quarter 2020 was ($11.8) million, or ($0.39) per share, compared to a net loss of ($13.4) million, or ($50.44) per share, for the fourth quarter of 2019. Excluding stock-based compensation expense, non-GAAP net loss attributable to common stockholders for the fourth quarter 2020 was ($9.1) million, or ($0.30) per share, compared to a non-GAAP net loss of ($13.0) million, or ($49.15) per share for the same period in 2019.

Full Year 2020 Financial Results

Net revenue was $69.2 million for the full year of 2020, compared to $32.8 million in 2019. The increase was driven by higher product volume, a higher average selling price, and a decrease in sales return accrual rate.

Gross profit for the full year of 2020 was $47.3 million compared to $17.0 million for 2019. Gross margin increased to 68.4% for the full year of 2020, compared with 51.8% for 2019. The increase was primarily due to higher average selling prices, driven by the shift in mix to our latest product innovation, Neo HiFi, decrease in sales returns as a percentage of gross systems shipped and lower cost of goods sold.

Total operating expenses were $82.2 million or 118.8% of net revenues, for the full year of 2020, compared with $61.0 million or 186.1% of net revenues, for 2019. The increase was primarily due to higher sales and marketing investments, personnel investments to scale the organization for growth, stock-based compensation and expenses related to being a public company.

Sales and marketing expenses were $49.5 million or 71.6% of net revenues, for the full year of 2020, compared with $35.7 million or 109.0% of net revenues, for 2019.

Research and development expenses were $12.1 million or 17.4% of net revenues, for the full year of 2020, compared with $12.8 million or 39.2% of net revenues, for 2019.

General and administrative expenses were $20.6 million or 29.8% of net revenues for the full year of 2020, compared with $12.5 million or 38.0% of net revenues, for 2019.

Excluding stock-based compensation expense, non-GAAP operating expenses were $77.1 million, including R&D expenses of $11.2 million, S&M expenses of $47.9 million, and G&A expenses of $18.0 million.

Net loss attributable to common stockholders for the full year 2020 was ($30.0) million, or ($3.80) per share, compared to a net loss of ($44.5) million, or ($173.47) per share, for the full year of 2019. Excluding stock-based compensation expense, non-GAAP net loss attributable to common stockholders for the full year 2020 was ($24.9) million, or ($3.16) per share, compared to a non-GAAP net loss of ($43.1) million, or ($168.25) per share for the same period in 2019.

Cash and cash equivalents were $212.2 million as of December 31, 2020, compared to $13.4 million as of December 31, 2019.

Full Year 2021 Financial Guidance

•	Net revenue of between $87 million and $93 million

•	GAAP gross margin of between 68% and 71%

•	Non-GAAP gross margin of between 70% and 72%

Conference Call and Web Cast Information

Eargo will host a conference call to discuss the fourth quarter financial results after market close on Thursday, February 25, 2020 at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time. The conference call can be accessed live over the phone at (833) 649-1234 for U.S. callers or (914) 987-7293 for international callers, using conference ID: 3033109. The live webinar can be accessed at ir.eargo.com.

About Eargo

Eargo is a medical device company dedicated to improving the quality of life of people with hearing loss. Our innovative product and go-to-market approach address the major challenges of traditional hearing aid adoption, including social stigma, accessibility and cost. We believe our Eargo hearing aids are the first and only virtually invisible, rechargeable, completely-in-canal, FDA regulated, exempt Class I device for the treatment of hearing loss. Our differentiated, consumer-first solution empowers consumers to take control of their hearing. Consumers can purchase online or over the phone and get personalized and convenient consultation and support from licensed hearing professionals via phone, text, email or video chat. The Eargo solution is offered to consumers at approximately half the cost of competing hearing aids purchased through traditional channels in the United States.

The company’s 4th generation product, the Eargo Neo HiFi, was launched in January 2020 and features improved capabilities across audio fidelity and bandwidth. The Eargo Neo HiFi is available for purchase here.

Related Links

http://eargo.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact contained in this presentation are forward-looking statements, including statements regarding our full year 2021 financial guidance. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks, uncertainties and assumptions related to: our expectations concerning additional orders by existing customers; our expectations regarding the potential market size and size of the potential consumer populations for our products and any future products, including our ability to increase insurance coverage of Eargo hearing aids; our ability to release new hearing aids and the anticipated features of any such hearing aids; developments and projections relating to our competitors and our industry, including competing products; our ability to maintain our competitive technological advantages against new entrants in our industry; the pricing of our hearing aids; our expectations regarding the ability to make certain claims related to the performance of our hearing aids relative to competitive products; our expectations with regard to changes in the regulatory landscape for hearing aid devices, including the implementation of the pending over-the-counter hearing aid pathway regulatory framework; and our estimates regarding the COVID-19 pandemic, including but not limited to, its duration and its impact on our business and results of operations. These and other risks are described in greater detail under the section titled “Risk Factors” contained in Eargo’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on November 20, 2020 and the company’s other filings with the SEC. Any forward-looking statements in this press release are made pursuant to the Private Securities Litigation Reform Act of 1995, as amended, are based on current expectations, forecasts and assumptions, and speak only as of the date of this press release. Except as required by law, the company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

The company may report non-GAAP results for gross profit/loss, gross margin, operating expenses, operating margins, net income/loss, and basic and diluted net income/loss per share in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The company’s financial measures under GAAP include charges such as stock-based compensation, as listed in the itemized reconciliations between GAAP and non-GAAP financial measures included in this press release. Management has excluded the effects of this item in non-GAAP measures to assist investors in analyzing and assessing past and future operating performance. The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business.

Investor Contact

Nick Laudico

Vice President of Investor Relations

ir@eargo.com

Media Contact

Brad Sheets

eargo@edelman.com

Eargo, Inc.

Consolidated Balance Sheets

(Unaudited)

(In thousands, except share and per share amounts)

	December 31,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$212,185	$13,384
Accounts receivable, net	3,793	2,051
Inventories	2,739	2,880
Prepaid expenses and other current assets	3,740	1,598

Total current assets	222,457	19,913
Operating lease right-of-use assets	1,079	—
Property and equipment, net	8,034	5,400
Other assets	1,062	1,992

Total assets	$232,632	$27,305

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$6,020	$5,428
Accrued expenses	13,909	9,939
Long-term debt, current portion	—	4,800
Other current liabilities	2,448	1,717
Deferred revenue, current	311	406
Lease liability, current portion	1,030	—

Total current liabilities	23,718	22,290
Lease liability, noncurrent portion	166	—
Deferred revenue, noncurrent portion	—	269
Long-term debt, noncurrent portion	14,837	7,446
Convertible preferred stock warrant liability	—	396
Other liabilities	—	127

Total liabilities	38,721	30,528

Convertible preferred stock, $0.0001 par value; zero and 36,269,166 shares authorized as of December 31, 2020 and 2019, respectively; zero and 11,825,812 shares issued and outstanding as of December 31, 2020 and 2019, respectively	—	152,880
Stockholders’ equity (deficit):
Preferred stock, $0.0001 par value per share; 5,000,000 and zero shares authorized as of December 31, 2020 and 2019, respectively; zero shares issued and outstanding as of December 31, 2020 and 2019, respectively	—	—
Common stock; $0.0001 par value; 110,000,000 and 55,190,000 shares authorized as of December 31, 2020 and 2019, respectively; 38,246,601 and 265,943 shares issued and outstanding as of December 31, 2020 and 2019, respectively	4	—
Additional paid in capital	392,965	3,100
Accumulated deficit	(199,058)	(159,203)

Total stockholders’ equity (deficit)	193,911	(156,103)

Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$232,632	$27,305

Eargo, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(In thousands, except share and per share amounts)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2020	2019	2020	2019
Revenue, net	$22,378	$10,615	$69,154	$32,790
Cost of revenue	6,578	4,757	21,873	15,790

Gross profit	15,800	5,858	47,281	17,000
Operating expenses:
Research and development	4,157	4,060	12,045	12,841
Sales and marketing	15,484	11,027	49,525	35,725
General and administrative	6,084	3,689	20,582	12,470

Total operating expenses	25,725	18,776	82,152	61,036

Loss from operations	(9,925)	(12,918)	(34,871)	(44,036)
Other income (expense), net:
Interest income	11	72	37	627
Interest expense	(498)	(219)	(1,920)	(711)
Other income (expense), net	(1,387)	(282)	(1,474)	(366)
Loss on extinguishment of debt	—	—	(1,627)	—

Total other income (expense), net	(1,874)	(429)	(4,984)	(450)

Loss before income taxes	(11,799)	(13,347)	(39,855)	(44,486)
Income tax provision	—	—	—	—

Net loss and comprehensive loss	$(11,799)	$(13,347)	$(39,855)	$(44,486)

Net loss attributable to common stockholders, basic and diluted	$(11,799)	$(13,347)	$(30,015)	$(44,486)

Net loss per share attributable to common stockholders, basic and diluted	$(0.39)	$(50.44)	$(3.80)	$(173.47)

Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	30,450,191	264,617	7,890,375	256,452

Eargo, Inc.

Results of Operations – Non-GAAP

(Unaudited)

(In thousands, except per share amounts)

Reconciliation between GAAP and non-GAAP net loss per share attributable to common stockholders:

	Three months ended		Twelve months ended
	December 31,		December 31,
	2020	2019	2020	2019
GAAP net loss per share to common stockholders, basic and diluted	$(0.39)	$(50.44)	$(3.80)	$(173.47)
Stock-based compensation	0.09	1.29	0.64	5.22

Non-GAAP net loss per share to common stockholders, basic and diluted	$(0.30)	$(49.15)	$(3.16)	$(168.25)

Reconciliation between GAAP and non-GAAP net loss attributable to common stockholders:

	Three months ended		Twelve months ended
	December 31,		December 31,
	2020	2019	2020	2019
GAAP net loss attributable to common stockholders, basic and diluted	$(11,799)	$(13,347)	$(30,015)	$(44,486)
Stock-based compensation	2,726	342	5,089	1,339

Non-GAAP net loss attributable to common stockholders, basic and diluted	$(9,073)	$(13,005)	$(24,926)	$(43,147)

Reconciliation between GAAP and non-GAAP results of operations:

	Three months ended		Twelve months ended
	December 31,		December 31,
	2020	2019	2020	2019
GAAP gross profit	$15,800	$5,858	$47,281	$17,000
Stock-based compensation	43	9	60	16

Non-GAAP gross profit	$15,843	$5,867	$47,341	$17,016

GAAP gross margin	70.6%	55.2%	68.4%	51.8%
Stock-based compensation	0.2%	0.1%	0.1%	0.0%

Non-GAAP gross margin	70.8%	55.3%	68.5%	51.8%

GAAP research and development expense	$4,157	$4,060	$12,045	$12,841
Stock-based compensation	(272)	(49)	(822)	(232)

Non-GAAP research and development expense	$3,885	$4,011	$11,223	$12,609

GAAP sales and marketing expense	$15,484	$11,027	$49,525	$35,725
Stock-based compensation	(1,035)	(62)	(1,629)	(188)

Non-GAAP sales and marketing expense	$14,449	$10,965	$47,896	35,537

GAAP general and administrative expense	$6,084	$3,689	$20,582	$12,470
Stock-based compensation	(1,376)	(222)	(2,578)	(903)

Non-GAAP general and administrative expense	$4,708	$3,467	$18,004	$11,567

GAAP total operating expense	$25,725	$18,776	$82,152	$61,036
Stock-based compensation	(2,683)	(333)	(5,029)	(1,322)

Non-GAAP total operating expense	$23,042	$18,443	$77,123	$59,714

GAAP operating loss	$(9,925)	$(12,918)	$(34,871)	$(44,036)
Stock-based compensation	2,726	342	5,089	1,339

Non-GAAP operating loss	$(7,199)	$(12,576)	$(29,782)	$(42,697)

Reconciliation between GAAP and non-GAAP full year 2021 forecasted gross margin

	Low	High
Forecasted 2021 GAAP gross margin	68%	71%
Estimated impact of stock-based compensation	2.0%	1.0%

Forecasted 2021 non-GAAP gross margin	70%	72%

# # #